Exhibit 99.1

Media Contacts:
Robert G. Rouse, Executive Vice President and Chief Operating Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE FIRST QUARTER OF FISCAL 2008

Melville, New York – December 5, 2007 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three months ended October 31, 2007. Net sales for the first quarter of fiscal 2008 were $115.1 million compared to $97.1 million in the first quarter of fiscal 2007, reflecting significant growth in both the mobile data communications and RF microwave amplifiers segments, offset by lower net sales in the telecommunications transmission segment.

GAAP net income was $14.7 million, or $0.54 per diluted share, for the three months ended October 31, 2007 compared to $10.8 million, or $0.41 per diluted share, for the three months ended October 31, 2006. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $16.5 million, or $0.59 per diluted share, for the three months ended October 31, 2007 as compared to Non-GAAP net income of $12.1 million, or $0.45 per diluted share, for the three months ended October 31, 2006.

In commenting on the Company’s performance during the first quarter of fiscal 2008, Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp., said, “We are very pleased with our first quarter results and believe they underscore the strength of our businesses. We achieved outstanding results, as evidenced by the strong levels of net income and earnings per share, while significantly increasing our research and development spending.”

Mr. Kornberg added, “We intend to continue this ramp up in research and development spending for the balance of the year in order to remain an innovative technology leader in our markets. At the same time, we continue to see increased demand from customers in each of our three business segments that we believe positions us well for another record year in fiscal 2008.”

Selected First Quarter Fiscal 2008 Financial Metrics and Other Items

•
Bookings for the first quarter of fiscal 2008 were $235.0 million compared to $121.4 million in the first quarter of fiscal 2007. Backlog as of October 31, 2007 was a record $248.9 million compared to $129.0 million as of July 31, 2007.

• Earnings before interest, taxes, depreciation and amortization (EBITDA) were $23.9 million and $19.2 million for the three months ended October 31, 2007 and 2006, respectively.
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•
Cash used in operating activities for the first quarter of fiscal 2008 was $9.7 million compared to cash used in operating activities of $3.6 million for the first quarter of fiscal 2007, primarily reflecting a significant increase in accounts receivable due to the timing of shipments in the first quarter of fiscal 2008 to our customers (primarily the U.S. government), a buildup of inventory anticipated to be shipped throughout fiscal 2008, payment of fiscal 2007 incentive awards and the net impact of normal changes in other working capital accounts primarily associated with timing.

Conference Call

The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, December 6, 2007. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-2653. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

About Comtech

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, risks associated with the subpoena from the U.S. Immigration and Customs Enforcement branch of the Department of Homeland Security, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended October 31,

	2007	2006

Net sales	$115,055,000	97,070,000
Cost of sales	64,577,000	57,695,000

Gross profit	50,478,000	39,375,000

Expenses:
Selling, general and administrative	20,399,000	16,587,000
Research and development	11,041,000	7,157,000
Amortization of intangibles	379,000	649,000

	31,819,000	24,393,000

Operating income	18,659,000	14,982,000

Other expenses (income):
Interest expense	677,000	695,000
Interest income	(4,447,000)	(3,175,000)

Income before provision for income taxes	22,429,000	17,462,000
Provision for income taxes	7,735,000	6,635,000

Net income	$14,694,000	10,827,000

Net income per share:
Basic	$0.61	0.47

Diluted	$0.54	0.41

Weighted average number of common shares outstanding – basic	23,924,000	22,948,000

Weighted average number of common and common equivalent shares outstanding assuming dilution – diluted	28,208,000	27,389,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	October 31, 2007	July 31, 2007

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$333,391,000	342,903,000
Accounts receivable, net	89,517,000	73,585,000
Inventories, net	71,685,000	61,987,000
Prepaid expenses and other current assets	9,946,000	6,734,000
Deferred tax asset – current	9,616,000	9,380,000

Total current assets	514,155,000	494,589,000

Property, plant and equipment, net	30,349,000	29,282,000
Goodwill	24,363,000	24,387,000
Intangibles with finite lives, net	6,257,000	5,717,000
Deferred financing costs, net	1,767,000	1,903,000
Other assets, net	415,000	464,000

Total assets	$577,306,000	556,342,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,928,000	26,137,000
Accrued expenses and other current liabilities	40,141,000	47,332,000
Customer advances and deposits	21,620,000	20,056,000
Current installments of other obligations	137,000	135,000
Interest payable	525,000	1,050,000
Income taxes payable – current	3,862,000	2,796,000

Total current liabilities	94,213,000	97,506,000

Convertible senior notes	105,000,000	105,000,000
Other obligations, less current installments	73,000	108,000
Income taxes payable – non-current	2,854,000	—
Deferred tax liability – non-current	8,184,000	7,960,000

Total liabilities	210,324,000	210,574,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 24,236,629 shares and 24,016,329 shares at October 31, 2007 and July 31, 2007, respectively	2,424,000	2,402,000
Additional paid-in capital	172,201,000	165,703,000
Retained earnings	192,542,000	177,848,000

	367,167,000	345,953,000

Less:
Treasury stock (210,937) shares	(185,000)	(185,000)

Total stockholders’ equity	366,982,000	345,768,000

Total liabilities and stockholders’ equity	$577,306,000	556,342,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended October 31,

	2007	2006

Reconciliation of Non-GAAP Net Income To GAAP Net Income(1):
Non-GAAP net income	$16,472,000	12,142,000
Amortization of stock-based compensation	(2,719,000)	(1,810,000)
Tax effect of stock-based compensation expense	941,000	495,000

GAAP net income	$14,694,000	10,827,000

Reconciliation of Non-GAAP Diluted Earnings Per Share To GAAP Diluted Earnings Per Share(1):
Non-GAAP diluted earnings per share	$0.59	0.45
Amortization of stock-based compensation	(0.08)	(0.06)
Tax effect of stock-based compensation expense	0.03	0.02

GAAP diluted earnings per share	$0.54	0.41

Reconciliation of GAAP Net Income to EBITDA(2):
GAAP net income	$14,694,000	10,827,000
Income taxes	7,735,000	6,635,000
Net interest income	(3,770,000)	(2,480,000)
Amortization of stock-based compensation	2,719,000	1,810,000
Depreciation and amortization	2,491,000	2,417,000

EBITDA	$23,869,000	19,209,000

(1)
Non-GAAP net income is used by management in assessing the Company’s operating results. The Company believes that investors and analysts may use non-GAAP measures that exclude the amortization of stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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